Exhibit 99.1

Ameriprise Financial, Inc.
108 Ameriprise Financial Center
Minneapolis, MN 55474

Contact:
David Kanihan
Ameriprise Financial
612 678-4925
david.e.kanihan@ampf.com

News Release

Ameriprise Financial, Inc. Declares Quarterly Dividend

MINNEAPOLIS – (October 25, 2005) – The board of directors of Ameriprise Financial, Inc. (NYSE: AMP) today declared a quarterly cash dividend of $0.11 per common share, payable November 18, 2005 to stockholders of record at the close of business on November 4, 2005.

Ameriprise Financial is one of the nation’s leading financial planning, asset management and insurance companies.  Through its nationwide network of more than 10,000 financial advisors, Ameriprise Financial delivers solutions to clients through a comprehensive and personalized financial planning approach built on a long term relationship with a knowledgeable advisor.  The company specializes in meeting the retirement-related financial needs of the mass affluent. For more information, visit www.ameriprise.com

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Financial advisory services and investments available through Ameriprise Financial Services, Inc., Member NASD and SIPC.  RiverSourceSM insurance and annuities issued by IDS Life Insurance Company, and in New York only, IDS Life Insurance Company of New York, Albany, New York.  These companies are part of Ameriprise Financial, Inc.